                               AMENDING AGREEMENT
                                     to the
                         PROPERTY ACQUISITION AGREEMENT


          THIS  AGREEMENT  dated  for  reference  June  2,  2003

BETWEEN:


WILLIAM A. HOWELL, having a residence at 15294, 96A Avenue, in the city of Surrey in the Province of British Columbia

OF  THE  FIRST  PART

AND:

CORUMEL MINERALS CORP., a body corporate, duly incorporated under the laws of the State of Nevada and having an office at 503 - 1755 Robson Street, in the city of Vancouver, in the Province of British Columbia ("Corumel")

OF  THE  SECOND  PART


WHEREAS:

A. Howell and Corumel have entered into a Property Acquisition Agreement dated March 28, 2003

B. Howell and Corumel have entered into a Transfer of Interest Agreement dated May 29, 2003

C. Howell and Corumel desire to clarify the extent of Corumel's financial obligation with respect to Exploration Expenditures pursuant to the Property Acquisition Agreement.


NOW THEREFORE in consideration of ten dollars ($10.00) and other good and valuable consideration paid by each party to the other (the receipt and sufficiency of which is hereby acknowledged by each party), the Property
Acquisition  Agreement  is  amended  as  follows:

DEFINITIONS,  following  paragraph  1.1,  item  d);
-----------
Add  the  following  words  and  figures:
"d1) "Equivalent US Dollars" means the amount of an Exploration Expense expressed in Canadian dollars converted into an equivalent amount in the currency of the United States at the exchange rate quoted by the Bank of Montreal, Vancouver, B.C., at 12:00 o'clock noon, on the date upon which the Exploration Expense became a financial obligation of Corumel."

Paragraph  4.6,  itemii):
-------------------------
Delete  the  words  and  figures:  "Paragraph  4.3  i)"
Add  the  words  and  figures:  "Paragraph  4.6  i)"

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Paragraph  4.6,  item  ii)
--------------------------
Delete, following the last word of that item the punctuation mark "." Add following the last word of that item the punctuation mark ";"

Paragraph  4.6  after  item  ii);
---------------------------------
Add  the  following  words  and  figures  into  the  main body of paragraph 4.6:
"however Corumel is not required to incur aggregate Exploration Expenditures as described in para. 4.6 ii) above, which are in excess of and aggregate amount of $7,500 Equivalent US Dollars. Any Exploration Expenditures which may be incurred in excess of $7,500 Equivalent US Dollars are subject to the terms of the Joint Venture Agreement."

ENTIRE AGREEMENT: This Agreement together with the Property Acquisition Agreement dated March 28, 2003 and the Transfer of Interest Agreement dated May 29, 2003, constitute the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.
This Amending Agreement may be executed in one or more counterparts, each of which, including a facsimile copy thereof, shall be deemed an original but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.

/s/ William  A.  Howell                        /s/ Kay Bergeron
__________________________                    __________________________
William  A.  Howell                           witness

                                              Kay Bergeron
                                              __________________________
                                              name  of  witness

CORUMEL  MINERALS  CORP.


per  /s/ Bruce  P  Young
     ___________________________
     Bruce  P  Young,  President  and  Director



Per  /s/ Richard  Green
     ___________________________
     Richard  Green  Secretary